Exhibit 32.1

The Boston Beer Company, Inc.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of The Boston Beer Company, Inc. (the "Company") on Form 10-Q for the period ended June 28, 2025 as filed with the Securities and Exchange Commission (the "Report"), I, Michael Spillane, President and Chief Executive Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 24, 2025

/s/ Michael Spillane

Michael Spillane

President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Boston Beer Company, Inc. and will be retained by The Boston Beer Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.